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                                                            EXHIBIT 10.26


                              EMPLOYMENT AGREEMENT

This Agreement is made effective as of May 1, 1999, by and between Mark Fruehan ("Employee") and INTELLICELL, CORP., a Delaware corporation ("Employer" or the "Company")

                                    RECITALS

A. Employer desires to employ Employee as its Executive Vice President Strategic Planning and Business Development and to be assured of his services as such on the terms and conditions hereinafter set forth.

C. Employee is willing to accept employment in the above-described capacity on such terms and conditions.

         For all the reasons set forth above, and in consideration of the mutual covenants and promises of the parties, and intending to be legally bound hereby, Employer and Employee agree as follows:

                                    Section I

                                   Employment

         Employee shall perform the duties and responsibilities of Executive Vice President - New Business Development & Strategic Planning reporting directly to the CEO. Such duties and responsibilities shall be reasonably related to Employee's position. Employee shall devote all of his business time, attention, knowledge and skills faithfully, diligently and to the best of his ability, in furtherance of the business and activities of the Company and may not, directly or indirectly, in any capacity, do any work for or on behalf of himself exclusively, or any other company, person or entity, irrespective of whether or not same is in a competing business. Employee is considered employed under the applicable law in which the Employee is employed. The principal place of performance by Employee of his duties hereunder shall be in or near Dallas, Texas or such other place as the Company's Board of Directors (the "Board") shall determine, although Employee may be required to travel outside of the metro Dallas area where his office is located in connection with the business of the Company.

                                   Section II

                               Term of Employment

         The term of employment shall be three years commencing as May 1, 1999 (the "Effective Date") (such period being referred to as the "Initial Term" and any year commencing on the Effective Date or any anniversary of the Effective Date being hereinafter referred to as an "Employment Year").

                                   Section III

                                  Compensation

         Employer shall pay employee a monthly salary ("Salary") of Eleven Thousand two hundred fifty Dollars ($11,250.00), payable twice monthly, on the 15th and last days of each month (pro-rated, as applicable)(the "paydate") or at such other times as may mutually be agreed upon between Employer and Employee. In addition, Employer shall pay employee a one-time signing bonus of $25,000 payable on the first Paydate after commencement of employment.

          Subject to formal Board approval, Employer shall grant Incentive Options to purchase 110,000 shares of common stock of the Company, under the Employer's 1998 or 1996 Stock Option Plans. The five year options are granted with an exercise price equal to the fair market value of the Company's common stock on the date of grant. Of these options, 10,000 will vest on the 91st day of employment. The remaining 100,000

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options will vest as to $100,000 of
exercisable value (number of shares x cash exercise price) December 31, 1999, December 31, 2000 and December 31, 2001 with any remaining options vesting on February 8, 2002.

         Subject to formal Board approval and at the sole discretion of the Board, Employee may, from time to time receive bonuses based on performance of the Employee and the earnings of the Employer. Said bonuses will be paid in either cash or stock options.

         As further incentive for the Employee, Employer agrees to provide the financial arrangements for the Employee to exercise vested options to purchase shares of Cellstar Corp. shares not to exceed $50,000. Said arrangements to include, but not be limited to finding a willing stock broker to provide a margin loan to the Employee. The difference between the margin loan and the exercise price would be either funded by the Employer as a loan to the Employee or the Employer would make other arrangements on terms no less favorable. Employee hereby agrees to provide Employer a security interest in the shares of Cellstar Corp. and to repay any loans made from the first sales of these shares or by April 30, 2000; whichever occurs earlier. If any loans made by Employer to Employee have not been repaid by April 30, 2000. Employer may offset in full, all amounts so owed from any salary, bonuses reimbursements or other amounts owed by Employer to Employee.

                                   Section IV

                                    Benefits

         (a) During the term of this Agreement, Employee shall have the right to receive or participate in all benefits and plans which the Company may from time to time institute during such period for its employees and for which Employee is eligible. Nothing paid to Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of salary or any other obligation payable to Employee pursuant to this Agreement.

         (b) During the term of this Agreement Employee shall be entitled to the number of paid holidays, personal days off and sick leave days in each calendar year as are determined by the Company from time to time. Employee shall be entitled to two weeks of vacation during his first year of employment and two weeks per year for each year thereafter. Such vacation shall be taken in Employee's discretion with the prior approval of Employer, and at such times as are not inconsistent with the reasonable business needs of the Company.

                                    Section V

                            Travel and Other Expenses

         All travel and other expenses incidental to the rendering of services reasonably incurred on behalf of the Company by Employee during the term of this Agreement shall be paid by Employer. If any such expenses are paid in the first instance by Employee, Employer shall reimburse him therefor within a reasonable time of presentation of appropriate receipts for such expenses.

         If the Employer requests the Employee to relocate, the Employer agrees to pay reasonable costs. Employer and Employee agree to a maximum limit of said costs before the move is consummated. Furthermore, Employer agrees that a dispute over the amount of reasonable costs shall not constitute cause as defined in Section VI of this Agreement.


                                   Section VI

                                   Termination

         (a) Notwithstanding anything in this Agreement to the contrary, Employer shall have the right to discharge Employee, for cause in the event: (i) Employee shall be unable to perform his full duties pursuant

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to this Agreement
to the satisfaction of Employer as a result of illness, disability, or other incapacity for an aggregate period of 90 days or more during the term hereof; or
(ii) Employer shows Employee fails to competently perform his reasonable duties assigned to him by Employer; or (iii) Employee shall commit a willful or intentional breach of his duties and obligations to Employer or engage in any materially dishonest conduct in connection with the performance of his duties under this Agreement; or (iv) Employee shall otherwise violate any material provision of this Agreement; or (v) Employee shall be adjudicated an incompetent; or (vi) Employee shall engage in criminal misconduct (including, without limitation, embezzlement and criminal fraud); or (vii) Employee shall be convicted of any felony; or (viii) Employee shall have breached any warranty given under this Agreement. Upon discharge pursuant to this Section, Employer shall have no further obligation or duties to Employee other than payment of salary and reimbursement of expenses through the effective date of termination of Employee.

         (b) In the event that Employee's employment is terminated with cause, then Employer shall have no further obligation or duties to Employee, other than for payment of amounts as provided under Section V and VI and shall be entitled to recover from Employee any costs or damages resulting from Employee's breach of this Agreement. In the event of such termination without cause, after six months from date of employment, Employer shall continue to pay Employee, at the current Salary rate either, (i) for the remainder of the Initial Term or (ii) for a further period of twelve months following termination, whichever is less. In the event of such termination without cause, within six months from the date of employment, Employer shall continue to pay Employee, at the current Salary rate either (i) for the remainder of the Initial Term, or (ii) for a further period of six months following termination, whichever is less.

         c Notwithstanding the discharge of Employee pursuant to Sections 6(a) and 6(b) above, Employee shall continue to be bound by the provisions of Sections VII and VIII of this Agreement.

         (d) In the event that there is a Change in Control (as hereinafter defined), at the option of the Employee, which must be executed in writing ten days following the Change in Control, this Agreement will be terminated and the Employer and Employee shall have no further obligation or duties to each other, except as provided in SECTION VII (A).

(e) For purposes of this Agreement a "CHANGE IN CONTROL" shall mean and be determined to have occurred if (A) any person ("PERSON") (as such term is used in Sections 13(b) and 14(b) of the Securities and Exchange Act of 1934, as amended) (the "EXCHANGE ACT") is or becomes the beneficial owner ("BENEFICIAL OWNER") (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing thirty five percent (35 %) or more of the combined voting power of the then outstanding securities of the Company; (B) during any period of two (2) years, a majority of the members of the Board is replaced by directors who were not nominated and approved by the Board; or (C) the Company is combined with or acquired by another company and the Board shall have determined, either before such event or thereafter, by resolution, that a Change in Control will occur or has occurred.

                                   Section VII

                       Non-Disclosure and Non-Competition

         (a) Employer and Employee acknowledge that the services to be performed by Employee under this Agreement are unique and extraordinary and, as a result of such employment, Employee will come unto possession of confidential information relating to the business and practices of the Company. The term "Confidential Information" shall mean any and all information (verbal and written) relating to the Company or any of its affiliates, or any of their respective activities, other than such information which can be shown by Employer to not be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as a result of a breach of the provisions of this Section, including, but limited to: trade secrets, research projects, personnel lists, financial information, services used, pricing, customers, customer lists and prospects, product sourcing, marketing and selling and servicing. Employee will not at any time, either during or after the term of this Agreement, divulge any Confidential Information to any other person, firm, or entity, nor use or permit the

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use of any said Confidential Information, other
than pursuant to employment on behalf of Employer hereunder. Without limiting the generality of the foregoing, upon the termination of employment hereunder for any reason, Employee shall forthwith deliver to Employer all documents and other material in his possession or under his control containing any Confidential Information and/or relating to the business of Employer.

         (b) It is understood and agreed by Employee that all business relationships and goodwill now existing with respect to customers and suppliers of Employer, whether or not created or served by Employee hereunder, and all such relationships and goodwill which may hereafter become known to or be created or enhanced by Employee in the course of employment hereunder, constitute valuable proprietary rights and interests of Employer, and are, and shall at all times remain, the sole property of, and shall inure to the sole benefit of Employer. Accordingly, Employee agrees that during the term of employment and for a further period including the period for which the Employee is paid pursuant to Section VI(b) up to a period of one year beginning on the date of termination of Employment for any reason, Employee will not, as proprietor, partner, joint venturer, stockholder, director, officer, trustee, principal, agent, servant, employee consultant or in any other capacity whatever, directly or indirectly, solicit orders from, sell, or render services to any customer within the United States, its territories and possessions, with respect to any product or service competitive with any product or service sold or developed by Employer or any subsidiary or affiliated corporation at any time during employment, nor shall Employee directly or indirectly aid or assist any other person, firm, or corporation to do any of the aforesaid acts. In addition, for a period for which the Employee is paid pursuant to Section VI(b) up to a period of one year after termination of employment for any reason, Employee shall not, in any of the aforesaid capacities, directly or indirectly do or participate in business with any suppliers of Employer concerning any of the products which have been, or are being, or are planned to be manufactured for or supplied to Employer by such supplier at the time of Employee's termination.

During employment and for a further period for which the Employee is paid pursuant to Section VI(b) up to a period of one year beginning on the termination of such Employment under any circumstances; hereunder Employee shall not, as a proprietor, partner, joint venturer, stockholder, director, officer, trustee, principal, agent, servant, employee, consultant or any other capacity whatever, directly or indirectly, (i) engage in, or be financially interested in any business operating within the United States, and any other country in which Employer conducts substantial business, which is competitive with business either, engaged-in or contemplated, by Employer as of the date Employee's termination from employment except for ownership in less than one percent of any publicly traded stock, or (ii) solicit or induce any officer, salesman, or other employee of Employer or any subsidiary or affiliated corporation, for any employment in a line of business to any conducted by Employer, nor shall Employee directly or indirectly aid or assist any other person, firm, or corporation to do any of the aforesaid acts.

         (d) The provision of Section VII (b) and Section VII (c) above will be limited to a period of six months if the Employee's employment with Employer is less than one year.

         (e) Employee acknowledges that, as an executive of Employee, he will become familiar with the affairs, customers and other Confidential Information of Employer. Employee acknowledges that his compliance with the provisions of this Agreement and, in particular, this Section is necessary to protect the goodwill and other proprietary interests of Employer, that their enforcement will not significantly impair the ability of Employee to earn a livelihood and that, but for the covenants entered into hereunder, Employer would not enter into this Agreement with Employee. Employee acknowledges that his breach of any of the provisions of this Section will result in irreparable and continuing damage to the business of Employer for which there will be no adequate remedy at law and agrees that in the event of any such breach, Employer and its successors and assigns shall be entitled to injunctive relief and to such other and further relief as may be proper.

         (f) The parties hereto hereby acknowledge that, in addition to any other remedies the Company may have under paragraph (d) of this Section, the Company shall have the right and remedy to require Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by Employee as the result of any transactions constituting a breach of this Section VII or
Section VIII below, and Employee hereby agrees to account for and pay over such Benefits to the Company.

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         (g) Each of the rights and remedies enumerated above shall be independent of the other and shall be severally enforceable. All such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

         (h) If any provision contained in this Section VII, or Section VIII below, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenants with shall be give full effect, without regard to the invalid portions.

         (i) If any provision contained in this Section VII, or Section VIII below, is found to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then the court making such determination shall have the right to reduce or scope, or other provision, and in its reduced form any such restriction shall thereafter be enforceable as contemplated hereby.

         (j) It is the intent of the parties hereto that the covenants contained in this Section VII, or Section VIII below shall be enforced to the fullest extent under the laws and public policies of each jurisdiction in which enforcement is sought (Employee acknowledges that said restrictions are reasonably necessary for the protection of the Company). Accordingly, it is hereby agreed that if any of the provisions of this Section VII, or Section VIII below, shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of said provision in any other jurisdiction.

                                  Section VIII

                           Discoveries and Inventions

         (a) Any discovery, invention, formula, process, improvement or idea ("Discovery" or "Discoveries"), whether or not patentable, relating to or useful in the business of Employer and wholly or partially conceived, made or learned by Employee during the period of Employment shall be the sole and exclusive property of Employer. Employee shall disclose any Discovery to Employer promptly and shall upon request, assist Employer in obtaining and assigning to it all rights, title and interest in any United States or foreign patent on any Discovery.

         (b) If any Discovery is described in a patent application or is disclosed to third parties, directly or indirectly, by Employee within two years following termination of his employment with the Company, it is to be presumed that the Discovery was conceived or made during the period of Employee's employment by the Company.

(c) Employee will not assert rights to any Discovery as having been made or acquired by him prior to the date of this Agreement, except for Discoveries, if any, disclosed to the Company in writing prior to the date hereof.

                                   Section IX

                                 Indemnification

         Employee agrees to indemnify and hold harmless Employer and its successors and assigns against any loss, cost, liability or expense incurred by any of them (including, without limitation, reasonable attorney's fees and costs of suit) by reason of breach or nonfulfillment by Employee of any provision of this Agreement

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                                    Section X

                                   Arbitration

         Any differences, claims, or matters in dispute arising between the parties out of this Agreement or connected with this Agreement shall be submitted by them to arbitration the city of employment when the dispute arises by the American Arbitration Association or its successor, and the determination of the American Arbitration Association or its successor, and the determination of the American Arbitration Association or its successor shall be final and absolute. The arbitrator shall be governed by the rules and regulations of the American Arbitration Association or its successor, and the pertinent provisions of the laws of the applicable State relating to arbitration. The decision of the arbitrator may be entered as a judgement in any court of the State of California or elsewhere.

                                   Section XI

                        Provisions of General Application

         (a) Employee warrants and represents that (i) he is in good health and not suffering from any impairment to his general well being, (ii) the execution of this Agreement and discharge of Employee's obligations hereunder does not and will not constitute a breach of or default under (A) any employment agreement or non-competition agreement which would affect the Employee's employment hereunder, or (B) any other contract, agreement, or understanding between Employee and any other party or parties, and (iii) Employee has ideas, information and know-how relating to the type of business conducted by Employer, and Employee's disclosure of such ideas, information and know-how to Employer will not conflict with or violate the rights of any third party or parties. Employee, however, does not agree to disclose nor will Employer disclose any confidential information, if any, of Employee's former employer(s).

         (b) This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement supersedes and is in lieu of any and all other employment arrangements or understandings between Employee and Employer.

         (c) Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been effectively given for all purposes (i) if delivered personally, upon delivery, or (ii) if mailed, upon deposit in the United States mail, registered or certified mail, postage prepaid, addressed to Employee's residence (as last known to Employer), in the case of Employee, or to the principal office of Employer, in the case of Employer. Either party may change the address at which such party is to receive notice by notice to the other party.

         (d) Any waiver, change, modification, extension or discharge in connection with this Agreement must be in writing and signed by the party to be bound thereby. The waiver by Employer of a breach by Employee of, or failure of Employee to comply with, any provision of this Agreement shall not be construed as, or constitute, a continuing waiver of, or a waiver of any breach of, or failure to comply with any provision of this Agreement.


         (e) Employer may sell, assign and transfer all or part of its rights under this Agreement to any Affiliates of Employer or any purchaser of Employer or successor to the business or assets of Employer, provided, however, that such purchaser or successor assumes the obligations of Employer hereunder. This Agreement is personal to Employee, and Employee may not sell, assign, pledge or otherwise transfer any of these rights under this Agreement.

         (f) All provisions of this Agreement are intended to be interpreted and construed in a manner making such provisions valid, legal and enforceable. In the event any provision of this Agreement or portion thereof is found to be wholly or partially invalid, illegal or unenforceable in any judicial proceeding, such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, legal and enforceable. In the event such provision or portion thereof cannot be so modified or restricted, such provision or portion thereof shall be deemed to be excised from this Agreement, and the validity, legality and

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enforceability of the remainder of
this Agreement shall not be affected or impaired in any manner.

         (g) Confidential Information shall constitute a "Trade Secret" as defined and subject to protection by Employer, under the Uniform Trade Secrets Act. This Agreement is entered into in the State of California and shall be governed by and construed in accordance with the internal laws and decisions of the State of California.

         IN WITNESS WHEREOF, Employer and Employee have executed this Agreement as of the date first above written.


INTELLICELL CORP.
"Employer"



By
   -----------------------------                ----------------------------
    John F. Swinehart, CEO                        Mark Fruehan
                                                  "Employee"




By
    -----------------------------
     David M. Kane, CFO


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